                                STOCKHOLDERS AGREEMENT



               Stockholders Agreement (the "Agreement"), dated as of June 12, 1996, by and among Panavision Holdings, L.L.C. ("Warburg"), William C. Scott III and certain other management investors whose names appear on Schedule I hereto (Mr. Scott and such other management investors are hereinafter referred to collectively as the "Management Investors," and Warburg and the Management Investors are hereinafter referred to individually as an "Investor" and collectively as the "Investors"), and WP/GP, Inc., a Delaware corporation (the "Company").

                                   R E C I T A L S


               WHEREAS, the Investors own shares (the "Shares") of Common Stock, par value $.01 per share, of the Company (the "Common Stock"); and

               WHEREAS, Management Investors have been and may in the future be granted options to purchase shares of Common Stock pursuant to the terms of the Stock Option Plan (as defined in Section l(d) hereof) and related Stock Option Agreements between each Management Investor and the Company (each, a "Stock Option Agreement"); and

               WHEREAS, the Investors and the Company desire to promote their mutual interests by agreeing to certain matters relating to the operations of the Company and the disposition and voting of Shares.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

          1.   COVENANTS OF THE PARTIES.

                    (a) LEGENDS. The certificates evidencing the shares of Common Stock owned as of the date hereof or hereafter acquired by the Investors or to be issued upon exercise of options to purchase shares of Common Stock pursuant to the Stock Option Plan or otherwise will bear the following legend reflecting the restrictions on the transfer of such securities contained in this
Agreement:

                    "The securities evidenced hereby are subject to the terms of that certain Stockholders Agreement, dated as of June 12, 1996, by and among the Company and certain investors identified therein, including certain restrictions on transfer. A copy of the Stockholders Agreement has been filed with the Secretary of the Company and is available upon written request."

                    (b) ELECTION OF DIRECTORS. At all times throughout the term of this Agreement, the Investors and the Company agree that the Company's Board of Directors (the "Board") shall consist of at least three (3) members which shall include (A) two (2) designees nominated by Warburg and (B) Mr. Scott or, if he is not an employee of Panavision International, L.P., or is otherwise unavailable, one (1) designee nominated by the holders of a majority of the shares of Common Stock held by the Management Investors who are then employed by the Company or any of its subsidiaries. For purposes of this Section 1(b) and
Section 1(c), Management Investors shall include additional holders of Common Stock who become parties to this Agreement and who are then employed by the Company or any of its subsidiaries.

                    (c) REPLACEMENT DIRECTORS. In the event that any director (a "Withdrawing Director") designated in the manner set forth in Section l(b) hereof is unable to serve, or once having commenced to serve, is removed or withdraws from the Board, such Withdrawing Director's replacement (the "Substitute Director") will be designated by the Investor or parties that designated the Withdrawing Director. Any director nominated by Warburg or the Management Investors pursuant to Section l(b), may be removed, with or without cause, only by the consent of the Investor or Investors originally nominating such director, as the case may be, and such party or parties shall thereafter nominate a replacement for such director. The Company and each of the Investors agree to take all action within their respective power, including but not limited to the voting of capital stock of the Company, to cause the election of such Substitute Director promptly following his or her nomination pursuant to this Section l(c).

                    (d) RIGHTS NON-TRANSFERABLE. Except as otherwise expressly contemplated by this Agreement, the rights of any Investor to designate directors pursuant to this Section 1 are not transferable, whether by sale of capital stock or otherwise, to any Person or entity other than an Affiliate of such Investor.

          2.   TRANSFER OF STOCK.

               (a) TRANSFER OF SECURITIES. Until the second anniversary of the closing of an Initial Public Offering, no Management Investor shall Transfer any Shares other than in accordance with the provisions of this Section 2 and
Section 3 hereof; provided, that prior to such second anniversary, each Management Investor may Transfer (subject to any lock-up agreements entered into in connection with any public offering), in the aggregate, up to a number of Shares equal to the remainder of (x) 20% of the total number ("Total Holdings") of Shares owned by him since the date of this Agreement, including the Shares
(i) owned by him on the date hereof, (ii) acquired by him pursuant to the Stock Option Plan and (iii) acquired by him pursuant to any restructuring or similar transaction, minus (y) the number of Shares, if any, sold or Transferred by such Management Investor pursuant to Section 2(b), 2(e) or 3 hereof. In addition, Warburg shall not Transfer any shares of capital stock of the Company other than in accordance with the provisions of this Section 2 and Section 3(a). Any Transfer or purported Transfer made in violation of this Section 2 shall be null and void and of no effect.

               (b) TAG-ALONG RIGHT. In the event Warburg intends to Transfer any of its shares of Common Stock prior to the closing of an Initial Public Offering other than to an Affiliate of Warburg or pursuant to a distribution of such shares to its or any of its Affiliates' partners, Warburg shall notify each other Investor, in writing, of such transfer and its terms and conditions. Within 5 days of the date of such notice, each Investor shall notify Warburg if it elects to participate in such Transfer. Each Investor that so notifies Warburg shall have the right to sell, at the same price and on the same terms as Warburg, an amount of shares equal to the shares of Common Stock the third party actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock owned by such Investor and the denominator of which shall be the aggregate number of shares of Common Stock owned by Warburg and each Investor exercising its rights under this Section 2(b). Notwithstanding anything contained in this Section 2(b) or elsewhere in this Agreement, no Management Investor may Transfer any of its shares of Common Stock pursuant to this

Section 2(b) if and to the extent that such Transfer would result in a Percentage Imbalance.

          (c)  DRAG-ALONG RIGHT.

               (i) If, prior to the closing of an Initial Public Offering, Warburg is advised by the prospective managing underwriter of the Initial Public Offering of the Company that a restructuring of the capitalization of the Company is advisable in connection with such offering, and if Warburg is willing to effect such a restructuring, Warburg shall so notify each other Investor, in writing, specifying the terms and conditions of such restructuring. Each other Investor, within 5 days of the receipt of such notice (or such longer period of time as Warburg shall designate) shall take all such actions as shall be required in connection with such restructuring (without any additional investment by the Management Investors), upon the same terms and conditions as Warburg, including, without limitation, the voting of such Investor's shares of Common Stock, the conversion of one or more classes of Company securities, or the contribution to the capital of the Company of one or more classes of the Company's equity securities.

               (ii) If at any time and from time to time after the date of this Agreement and prior to the closing of an Initial Public Offering, Warburg wishes to Transfer in a bona fide arms' length sale all of the shares of capital stock of the Company then owned by it to any Person or Persons who are not Affiliates of Warburg (the "Proposed Transferee"), Warburg shall have the right (the "Drag-Along Right") to require each other Investor to sell to the Proposed Transferee all of the shares of capital stock of the Company then owned by such other Investor on terms no less favorable than the terms on which the shares of capital stock then owned by Warburg are being sold. Each Investor agrees to take all steps necessary to enable it to comply with the provisions of this Section 2(c).

               (iii) To exercise a Drag-Along Right, Warburg shall give each Investor a written notice (a "Drag-Along Notice") containing (A) the name and address of the Proposed Transferee and (B) the proposed purchase price, terms of payment and other material terms and conditions of the Proposed Transferee's offer. Each such Investor shall thereafter be obligated to deliver for sale at the closing specified in such Drag-Along Notice, the shares of capital stock subject to such Drag-Along Notice free and clear of all liens, encumbrances and security interests.

               (d)  PARTICIPATION IN CERTAIN SECURITIES ISSUANCES AND
REPURCHASES.

                    (i) If at any time prior to the closing of an Initial Public Offering the Company proposes to issue to Warburg or any of its Affiliates equity securities of any kind (the term "equity securities" shall include for purposes of this Section 2(d) any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities), then, as to each Investor, the Company shall:

                         (a) give written notice setting forth in reasonable detail (1) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as the Investors may reasonably request in order to evaluate the proposed issuance; and

                         (b) offer to issue to each such Investor a portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of shares of Common Stock held by such Investor and issuable to such Investor, assuming conversion in full of any convertible securities or vested Option Shares, by
               (y) the total number of shares of Common Stock then outstanding assuming conversion in full of any convertible securities and outstanding options, rights or similar securities to the extent then vested.

               Each such Investor must exercise its purchase rights hereunder within ten (10) days after receipt of such notice from the Company. If all of the Proposed Securities offered to such Investors are not fully subscribed by such Investors, the remaining Proposed Securities will be re-offered to the Investors purchasing their full allotment upon the terms set forth in this

Section 2(d)(i), until all such Proposed Securities are fully subscribed for or until all such Investors have subscribed for all such Proposed Securities which they desire to purchase, except that such Investors must exercise their purchase rights within five (5) days after receipt of all such re-offers. To the extent that the Company offers two or more securities in units, Investors must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.

          Upon the expiration of the offering periods described above, the Company will be free to sell such Proposed Securities that the Investors have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Investors. Any Proposed Securities offered or sold by the Company after such ninety (90) day period must be re-offered to the Investors pursuant to this Section 2(d).

          The election by an Investor not to exercise its subscription rights under this Section 2(d)(i) in any one instance shall not affect its rights (other than in respect of a reduction of its percentage holdings) as to any subsequent proposed issuance.

                         (ii) If at any time prior to the closing of an Initial
Public Offering the Company proposes a repurchase or redemption of the Company's equity securities, then each Investor shall have the right to have its equity securities of the same class repurchased or redeemed, as the case may be, in an amount equal to a percentage determined by dividing (x) the number of shares of such equity securities held by such Investor and issuable to such Investor, assuming conversion in full of any convertible securities or options, by (y) the total number of shares of such equity securities then outstanding assuming conversion in full of any convertible securities and outstanding options, rights or similar securities to the extent then vested.



                    (e) PERMITTED TRANSFERS. Any Investor may Transfer, without compliance with the requirements of this Section 2, Shares (i) in the case of the Management Investors, to immediate family members or the estate of any such Management Investor (including, without limitation, any Transfer by such

Management Investor to or among any trust, custodial or other similar accounts or funds in which such Management Investor serves as trustee or custodian or in a similar fiduciary capacity), as well as any corporation, partnership or other entity controlled by such Management Investor and/or immediate family members of such Management Investor, in each case pursuant to a bona fide gift, and (ii) in the case of Warburg, to any Affiliate; provided in each instance that such transferee agrees to be bound by the provisions (including the provisions in this Section 2) of this Agreement as if such transferee were an original signatory hereto and such transferee shall be deemed an Investor, as applicable, for purposes of this Agreement. Notwithstanding anything contained in this
Section 2(e) or elsewhere in this Agreement, no Management Investor may Transfer any of its shares of Common Stock pursuant to this Section 2(e) if and to the extent that the number of Shares Transferred by such Management Investor pursuant to this Section 2(e), when added to the Shares Transferred by such Management Investor pursuant to Sections 2(a), 2(b) and 3 hereof, would exceed 20% of such Management Investor's Total Holdings..

                    (f)  TERMINATION OF CERTAIN PROVISIONS.  The provisions of
Section 2(b), (c) and (d) shall terminate upon the closing of an Initial Public Offering .

                    (g) INJUNCTIVE RELIEF. The Company and the Investors hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any party to perform any of its obligations set forth in this Section 2. Therefore, the Company and the Investors shall have the right to specific performance of such obligations, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, each of the Company and the Investors hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

          3.   REGISTRATION RIGHTS.

                    (a)  REQUESTED REGISTRATION

                         (i)  At any time after an Initial Public Offering, if
the Company shall at any time receive from Warburg a written request that the Company effect any registration with respect to all or a part of the Registrable Shares owned by Warburg, the Company shall:

                              (A)  within five (5) days of receipt of the
          written request from Warburg, give written notice of the proposed registration to all Management Investors holding Registrable Shares (the "Holders"); and

                              (B) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) business days after written notice from the Company is given pursuant to Section 3(a)(i)(A) above; provided, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 3(a):

                                   (x)  in any particular jurisdiction in which
               the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act or applicable rules or regulations thereunder; or

                                   (y)  after the Company has effected two (2)
               such registrations pursuant to this Section 3(a) and such registrations have been declared or ordered effective and the sales of such Registrable Shares shall have closed.

          Notwithstanding anything contained in this Section 3(a)(i) or elsewhere in this Agreement, no Management Investor may Transfer any of its shares of Common Stock pursuant to this Section 3(a)(i) if and to the extent that such Transfer would result in a Percentage Imbalance. The registration rights set forth in this Section 3(a) shall be assignable, in whole or in part, to any transferee of Common Stock under Section 2(e) only (who shall be bound by all obligations of this Section 3).

                         (ii) If Warburg intends to distribute the Registrable
Shares covered by its request by means of a registered underwriting, it shall so advise the Company as a part of its request made pursuant to Section 3(a).

          In such case, any Holder may request inclusion in such registration conditioned on such Holder's acceptance of the further applicable provisions of this Section 3. Each Holder that so requests shall have the right to include in such registration a number of shares equal to the Registrable Shares owned by such Holder multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock to be included in such registration by Warburg and the denominator of which shall be the aggregate number of shares of Common Stock owned by Warburg; provided, however, that if pursuant to the remaining provisions of this paragraph any Holder's participation in a registration is reduced without a pro rata reduction in Warburg's participation, such Holder's permitted pro rata participation in a subsequent registration governed by this
Section 3(a) shall be correspondingly increased (subject to the same volume restrictions contained in such remaining provisions). The Holders whose shares are to be included in such registration, Warburg and the Company shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by Warburg and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3(a), if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares included in the registration by Warburg and each Holder shall be reduced on a pro rata basis (based on the number of shares held by Warburg and each such Holder), by such minimum number of shares as is necessary to comply with such request; provided, that if such marketing factors relate primarily to the representative's good faith belief that the number of shares sold by Holders in their capacity as Management Investors should be limited, then the number of shares included in the registration by each such Holder (but not by Warburg) shall be reduced on a pro rata basis (based on the number of shares held by each such Holder) by such minimum number of shares as is necessary to comply with such request. No Registrable Shares excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and Warburg. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Shares or other securities to be underwritten, the Company may include its securities for its own account in such registration if the representative so agrees and if the number of Registrable Shares and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

          Notwithstanding anything contained in this Section 3(a)(ii) or elsewhere in this Agreement, no Management Investor may Transfer any of its shares of Common Stock pursuant to this Section 3(a)(ii) if and to the extent that such Transfer would result in a Percentage Imbalance.

                         (iii)  Notwithstanding the foregoing, if the Company
shall furnish to Warburg a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of Warburg; PROVIDED, HOWEVER, that the Company may not utilize this right more than once in any 12-month period.

                    (b)  PIGGYBACK REGISTRATION.

                         (i)  Commencing two years after the closing of an
Initial Public Offering, and at any time thereafter and from time to time, whenever the Company proposes to file a Registration Statement it will, prior to such filing, give written notice to each Investor of its intention to do so and, upon the written request of any Investor given within five (5) days after the Company provides such notice (which request shall state the intended method of disposition of the Registrable Shares), the Company shall use its good faith efforts to cause all Registrable Shares which the Company has been requested by an Investor to register to be registered under the Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Investor; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3(b) without obligation to any Investor.

                         (ii) In connection with any offering under this Section
3(b) involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the Investor accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the sole discretion of the underwriters, jeopardize the success of the offering by the Company. If in the sole discretion of the managing underwriter or underwriters the registration of all, or part of, the Registrable Shares which the Investor has requested to be included would adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which any Investor has requested to be included, then, except as described below, such Investor shall participate in the underwriting pro rata based upon its total ownership of Registrable Shares compared to the total number of shares held by others for which registration has been requested pursuant to this Agreement (or in any other proportion as agreed upon by all holders of the Common Stock entitled to and requesting registration) and if any Investor would thus be entitled to include more shares than such Investor requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their total ownership of Registrable Shares.

                    (c) REGISTRATION PROCEDURES. If and when the Company is required by the provisions of this Agreement to use its good faith efforts to effect the registration of any of the Registrable Shares under the Act, the Company shall:

                         (i)  file with the Commission a Registration Statement
with respect to such Registrable Shares and use its good faith efforts to cause that Registration Statement to become and remain effective;

                         (ii) prepare and file with the Commission any
amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of up to 120 days from the effective date;

                         (iii) furnish to the Investor such reasonable number of
copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Investor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Investor; and

                         (iv) use its good faith efforts to register or qualify
the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such states as the Investors shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the holders to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by the Investors; provided, however, that the Company shall not be required in connection with this Section 3(c) to qualify as a foreign corporation in any jurisdiction nor register or qualify the securities in any state which as a condition to such registration or qualification would impose restrictions or other conditions on the Company or any of its officers, directors or shareholders (including with respect to any shares held by such persons or entities) unless such restrictions or other conditions are approved by the party adversely affected.

          If the Company has delivered preliminary or final prospectuses to the Investors and after having done so the prospectus is amended to comply with the requirements of the Act, the Company shall promptly notify the Investors and, if requested, the Investors shall immediately cease making offers of Registrable Shares and return all undistributed prospectuses to the Company. The Company shall promptly provide the Investors with revised prospectuses to permit the Investors to resume making offers of the Registrable Shares.

                    (d) ALLOCATION OF EXPENSES. The Company will pay all Registration Expenses of all registrations under this Agreement. For purposes of this Section 3, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Section 3, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, state blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions attributable to the Registrable Shares and the fees and expenses of any Investor's own counsel and accountants, which shall be borne by such Investor.

                    (e) INDEMNIFICATION. In the event of any registration of any of the Registrable Shares under the Act pursuant to this Agreement, the Company will indemnify and hold harmless the Investors against any losses, claims, damages or liabilities, joint or several, to which the Investors may become subject under the Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Act, any preliminary prospectus or final prospectus contained in such Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse the Investors for any legal or any other expenses reasonably incurred by the Investors in connection with investigating and defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to any Investor in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company by or on behalf of such Investor specifically for use in the preparation thereof, or as a result of the failure of any Investor, or any agent of any Investor, to deliver any amendments and supplements to any Registration Statement and the prospectus included in any such Registration Statement.

          In the event of any registration of any of its Registrable Shares under the Act pursuant to this Agreement, each Investor will indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, or controlling person may become subject under the Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Investor, or any agent thereof, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement, and such Investor will reimburse the Company, each of its directors and officers, and each controlling person, severally and not jointly, for any legal or other expenses reasonably incurred by the Company, each director and officer, and each controlling person in connection with investigating and defending any such loss, claim, damage, liability or action.

          Each party entitled to indemnification under this Section 3(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3, except when material prejudice to the Indemnifying Part shall have resulted from the failure to give such notice. The Indemnified Party may participate in such defense at such party's expense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

                    (f) INFORMATION BY INVESTORS. Each Investor shall promptly furnish to the Company such information regarding such Investor and the distribution proposed by such Investor as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3.

                    (g) "STAND-OFF" AGREEMENT. Each Investor, if requested by the Company and/or an underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Investor for the period of time specified by the Company and/or such underwriter, before or after the effective date of a Registration Statement. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

               4.   INFORMATION AS TO COMPANY AND RELATED COVENANTS.

                    (a) INVESTOR FINANCIAL INFORMATION. From and after the date hereof, the Company shall deliver to each Investor so long as such Investor continues to hold at least five percent (5%) of the outstanding shares of Common Stock (except for the annual reports referred to in (a)(iii) below, which shall be delivered to each Investor as long as such Investor owns any shares of Common Stock):

                         (i)  MONTHLY FINANCIAL STATEMENTS.  As soon as
practicable, and in any event within 30 days after the close of each month of each fiscal year of the Company, a consolidated balance sheet, statement of income and statement of changes in cash flow of the Company and its Subsidiaries as of the close of such month and the portion of the Company's fiscal year ending on the last day of such month, all in reasonable detail and prepared in accordance with U.S. generally accepted accounting principles, consistently applied, subject to audit and year end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous year;

                         (ii) QUARTERLY STATEMENTS.  As soon as practicable, and
in any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet, statement of income and statement of changes in cash flow of the Company and its Subsidiaries as of the close of such quarter and the portion of the Company's fiscal year ending on the last day of such quarter, all in reasonable detail and prepared in accordance with U.S. generally accepted accounting principles, consistently applied, subject to audit and year end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous year;

                         (iii) ANNUAL STATEMENTS.  As soon as practicable after
the end of each fiscal year of the Company, and in any event within 120 days thereafter, a copy of the consolidated balance sheet, and consolidated statements of income, stockholders' equity and changes in cash flow of the Company and its Subsidiaries for each year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements fairly present the financial position and results of operations of the Company and its Subsidiaries on a consolidated basis and have been prepared in accordance with U.S. generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur) and that the examination of such accountants has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; and

                         (iv) OTHER REPORTS.  Promptly upon their becoming
available, one copy of each financial statement, report, notice or proxy statement sent by the Company to its stockholders generally, of each financial statement, report, notice or proxy statement sent by the Company or any of its Subsidiaries to the Commission or any successor agency, if applicable, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company or any of its Subsidiaries with any securities exchange or the Commission or any successor agency, and of any press release issued by the Company or any of its Subsidiaries.

                    (b) INSPECTION. From and after the date hereof, the Company will permit each Investor, its nominee, assignee or its representative, so long as such Investor continues to hold at least five percent (5%) of the outstanding shares of Common Stock, to visit and inspect any of the properties of the Company, to examine all its books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with each said Investor, its nominee, assignee and representatives the finances and affairs of the Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested, provided that the business of the Company is not unreasonably interfered with.

                    (c) CONFIDENTIALITY. As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before or after the date hereof) as constitutes or contains confidential business, financial or other information of the Company or its Subsidiaries, each Investor covenants for itself and its directors, officers, partners and stockholders that it will use due care to prevent its respective officers, directors, employees, counsel, accountants and other authorized representatives from using or disclosing such information in any manner materially detrimental to the Company; PROVIDED, HOWEVER, that the Investor may disclose or deliver any information or other material disclosed to or received by the Investor should such disclosure or delivery be required by law or legal process; and provided further, that each Investor understands and acknowledges that Warburg and/or its Affiliates may invest or otherwise have an interest in entities that may be, or may be perceived to be, competitive with the business engaged in by the Company from time to time and that this clause (c) shall not in any way be construed to restrict any such investment activities or any management or other similar activities engaged in by Warburg or any of its Affiliates, partners, employees or other-representatives on behalf of any such entities, and that the persons engaged in such management or similar activities may possess such confidential information concerning the Company and its Subsidiaries.

               5. TERMINATION. This Agreement shall terminate on the date on which Warburg and its Affiliates beneficially own (within the meaning of Rule 13d-3 of the Exchange Act) less than 5% of the outstanding shares of capital stock of the Company.


               6.   INTERPRETATION OF THIS AGREEMENT.

                    (a) TERMS DEFINED. As used in this Agreement, the following terms have the respective meanings set forth below:

                                        "ACT:" means the Securities Act of 1933,
as amended.

                    "AFFILIATE:" in respect of any Person, means any other Person, directly or indirectly, controlling, controlled by or under common control with such Person.

                    "COMMISSION:" means the Securities and Exchange Commission, or any other federal agency at the time administering the Act;

                    "EXCHANGE ACT:" means the Securities Exchange Act of 1934, as amended.

                    "INITIAL PUBLIC OFFERING:" means the initial public offering of the Common Stock registered under the Act, as a result of which a public market for the Common Stock is established.

                    "PERCENTAGE IMBALANCE:" means, in respect of the relevant Management Investor, that condition where, at the time in question, Warburg and its permitted transferees under Section 2(e) own, in the aggregate, a number of shares of Common Stock, expressed as a percentage of the total number of shares of Common Stock owned by Warburg or such transferees since the date of this Agreement, such that such percentage exceeds the percentage that the shares of Common Stock (including shares issuable upon the exercise of vested Options without duplication) owned by such

Management Investor represents in respect of all such shares so owned (or so deemed owned) by such Management Investor since the date of this Agreement.


                    "PERSON:" an individual, partnership, limited liability company, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

                    "REGISTRATION EXPENSES:" means the expenses described in
Section 3(d).

                    "REGISTRABLE SHARES:" means (A) shares of Common Stock issued to the Investors, (B) any additional shares of Common Stock acquired by the Investors, (C) any shares of Common Stock acquired upon the exercise of vested Options held by the Investors or to be acquired, pursuant to an exercise notice (which may be conditioned on the closing of a public offering), at or prior to the occurrence of the relevant event and (D) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referred to in clause (A), (B) or (C) above.

                    "REGISTRATION STATEMENT:" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than any registration statement on Form S-4 or Form S-8, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another company or entity).

                    "SECURITY, SECURITIES:" as defined in Section 2(1) of the Act.

                    "SUBSIDIARY:" a corporation, partnership or other business entity of which the Company owns, directly or indirectly, more than fifty percent (50%) of the Voting Stock.

                    "TRANSFER:" any sale, assignment, pledge, hypothecation, or other disposition or encumbrance.

                    "VOTING STOCK:" capital stock, partnership interests or other securities of any class or classes of a corporation, partnership or other business entity the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions) or otherwise control the operations of such entity.

                    (b) ACCOUNTING PRINCIPLES. Where the character or amount of any asset, liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with U.S. generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the explicit requirements of this Agreement.

                    (c) DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                    (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws rules.

                    (e) JURISDICTION AND VENUE. Any suit, action or proceeding against any party to this Agreement arising out of or relating to this Agreement or any transaction contemplated hereby may only be brought in any Federal or State court located in the Borough of Manhattan, The City of New York, and each party hereto hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. To the extent that service of process by mail is permitted by applicable law, each party irrevocably consents to the service of process in any such suit, action or proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for below. Each party irrevocably agrees not to assert any objection which it may ever have to the laying of venue of any such suit, action or proceeding in any Federal or State court located in the Borough of Manhattan, the City of New York, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party to this Agreement agrees not to bring any action, suit or proceeding against any other party arising out of or relating to this Agreement or any transaction contemplated hereby except in a Federal or State court in the Borough of Manhattan, The City of New York.

                    (f) SECTION HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

                    (g) PRONOUNS. Any pronoun used in this Agreement shall be construed to refer to the appropriate gender, masculine, feminine or neuter.


          7.   MISCELLANEOUS.

               (a)  NOTICES.

                    (i) All communications under this Agreement shall be in writing and shall be delivered by hand, by fax or mailed by overnight courier or by registered or certified mail, postage prepaid:

                         (A) if to any of the Management Investors, at the address of such Management Investor as set forth on Schedule I hereto, or at such other address as the Management Investor may have furnished the Company in writing;

                         (B) if to Warburg, at 466 Lexington Avenue, New York, New York 10017, Attention: Joanne R. Wenig, Fax: (212) 878-6167 or at such other address or fax as Warburg may have furnished the Company in writing; and

                         (C) if to the Company, at 140 East 45th Street, New York, New York, marked for the attention of the Chief Executive Officer of the Company, or at such other address as it may have furnished in writing to each of the Investors.

                    (ii) Any notice so addressed shall be deemed to be given; if delivered by hand, on the date of such delivery by independent courier; if sent by fax, on the date of receipt; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

                    (b) EXPENSES AND TAXES. The Company will pay, and save each Investor harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery of this Agreement or acquisition of its capital stock pursuant to this Agreement.

                    (c) REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by each Investor pursuant hereto and (iii) financial statements, certificates and other information previously or hereafter furnished to each Investor, may be reproduced by each Investor by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Investor may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                    (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Warburg may assign all or any portion of its rights herein to any purchaser of some or all of the capital stock of the Company purchased by it; provided, however, that (i) such assignees agree to be bound by the provisions of Sections 1 and 2 (if and to the extent then in effect) hereof and (ii) the Company is furnished within a reasonable time of its request, such information as it shall reasonably request relating to such assignees. Warburg may assign any of its rights hereunder to any of its Affiliates or to any partner thereof, and, following any such assignment, any rights exercisable by "Warburg" hereunder may be exercisable by any Affiliate or such other person, subject to the provisions hereof and subject further to the understanding that no such assignment shall in any way diminish the rights of any Management Investor hereunder.

                    (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                    (f) ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement and the Stock Option Plan constitute the entire understanding of the parties hereto and supersede all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and Warburg and holders of a majority of the shares held by those Management Investors whose rights would be affected by the proposed amendment or waiver.

                IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.



                              PANAVISION HOLDINGS, L.L.C.



                              By:  /s/ Joanne R. Wenig
                                   -------------------
                              Name:   Joanne R. Wenig
                              Title:  Authorized Signatory



                              WP/GP, INC.



                              By:  /s/ Joanne R. Wenig
                                 ---------------------
                              Name:   Joanne R. Wenig
                              Title:  Vice President



                              MANAGEMENT INVESTORS:


                              /s/ William C. Scott III
                              ------------------------
                              William C. Scott III

                              /s/ John S. Farrand
                              ------------------------
                              John S. Farrand

                              /s/ Jeffery J. Marcketta
                              ------------------------
                              Jeffery J. Marcketta

                                      SCHEDULE I



                                 Management Investors



       Name                                                     Address
       ----                                                     -------

William C. Scott III                                     Lee Panavision, Inc.
                                                         140 East 45th Street
                                                               35th Floor
                                                      New York, New York  10017




John S. Farrand                                           Lee Panavision, Inc.
                                                          18618 Oxnard Street
                                                      Tarzana, California  91356


Jeffery J. Marcketta                                       Lee Panavision, Inc.
                                                          18618 Oxnard Street
                                                      Tarzana, California  91356